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                                                                   Exhibit 10.5


                                  AMENDMENT TO

                        CONFIDENTIAL EMPLOYMENT AGREEMENT

THIS AGREEMENT dated for reference and made effective the 16th day of December, 1999 (the "Effective Date") is an Amendment to the Confidential Employment Agreement dated the 14th day of December, 1998.

BETWEEN:

     STRESSGEN BIOTECHNOLOGIES, INC., a body corporate duly incorporated under the laws of the State of Delaware, having a registered office at 32 Loockerman Square, Suite L-100, City of Dover, Kent County, Delaware 19904

     (the "Company")

                                                         OF THE FIRST PART

AND:

     DR. JOHN R. NEEFE, of 562 Berwyn Baptist Road, Devon, Pennsylvania 19333-1002, U.S.A.

     ("Neefe")

                                                         OF THE SECOND PART

WHEREAS:

The Confidential Employment Agreement between the above parties dated the 14th day of December, 1998 shall remain in force except for the following amendments which shall supercede those in the above mentioned original agreement.

                                 PART

                             COMPENSATION

SALARY AND BONUS

3.1 The Company will pay Neefe a base annual salary of US$250,000.00 (the "Salary") commencing December 7, 1999 payable semi-monthly in arrears, subject to customary amounts held back pursuant to income tax and social security laws and the like.

3.2 For the year 2000, Neefe is eligible as of December 6, 2000 for a potential Performance Bonus of up to twenty (20) percent (%) of his base salary. There is no


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     guaranteed bonus for the year 2000 and any bonus will be determined following a review by the Compensation Committee of the Board of Directors.

STOCK OPTION

3.4 Neefe is to receive options representing Forty-five thousand (45,000) shares of StressGen's free trading stock. Fifteen thousand (15,000) options are to be vested as of December 6, 1999. Fifteen thousand (15,000) options are to vest on December 6, 2000 and Fifteen thousand (15,000) options are to vest on December 6, 2001. The option price is the price of StressGen stock on the Toronto Stock Exchange on December 6, 1999.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above-written.

THE COMMON SEAL OF                         )
STRESSGEN BIOTECHNOLOGIES CORPORATION      )
                                           )
                                           )
                                           )
By:                                        )
     ---------------------------------     )
            Marvin I. Siegel, Ph.D.        )
           Executive Vice President        )


SIGNED AND DELIVERED                  )
in the presence of:                   )
                                      )
                                      )
                                      )
- -----------------------------------   )    ---------------------------
         Witness (signature)          )       John R. Neefe, Ph.D.
                                      )
- -----------------------------------   )
         Print name                   )
                                      )
- -----------------------------------   )
         Address                      )
                                      )
- -----------------------------------   )
         Occupation                   )
                                      )
- -----------------------------------   )
         Date                         )